UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2023

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2023, the Board of Directors (the “Board”) of American Battery Technology Company (the “Company”) approved and entered into amendments to the following director agreements with the independent directors (each a “Member or collectively the “Members”) of the Board: Rick Fezell, dated February 21, 2022, Julie Blunden, dated February 22, 2022, Elizabeth Lowery, dated February 22, 2022 and Sherif Marakby, dated March 1, 2022 (collectively the “Amended Director Agreements”).

Pursuant to the Amended Director Agreements, beginning the quarter commencing October 1, 2023, each Member will be eligible to receive the following annual equity compensation, paid quarterly in arrears on a pro-rated basis: $150,000, divided by the volume weighted average price (the “VWAP”) of the twenty (20) trading days prior to the applicable end of quarter grant date. For equity compensation earned after the vesting of the last annual equity award but prior to September 30, 2023, each Member will receive a one-time equity payment in the amount of $75,000, divided by the VWAP of the twenty (20) trading days prior to September 30, 2023. In the case of a change in control (as that term is defined in the Company’s equity incentive plan or any subsequent plan that replaces that plan), each Member is entitled to the following equity compensation, paid upon the occurrence of the change in control: $75,000, divided by the VWAP of the twenty (20) trading days prior to the change in control.

On September 22, 2023, after evaluating governance best practices and after considering the stage of the Company’s growth and the Company’s recent listing on The Nasdaq Capital Market, the Board also appointed Rick Fezell as chairman of the Board. Pursuant to his appointment and the Amended Director Agreements, Mr. Fezell is also eligible to receive the following additional annual compensation for chairing the Board, paid quarterly in arrears on a pro-rated basis: restricted stock units equal to $120,000, divided by the VWAP of the twenty (20) trading days prior to the applicable grant day, with an equity election for cash.

The foregoing description of the Amended Director Agreements is a summary of the material terms thereof, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Amended Director Agreements of Rick Fezell, Julie Blunden, Elizabeth Lowery and Sherif Marakby filed with this report as Exhibit 10.1, 10.2, 10.3 and 10.4 respectively, each of which are incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.	Name

10.1	Amended Director Agreement between American Battery Technology Company and Rick Fezell dated, September 22, 2023
10.2	Amended Director Agreement between American Battery Technology Company and Julie Blunden dated, September 22, 2023
10.3	Amended Director Agreement between American Battery Technology Company and Elizabeth Lowery dated, September 22, 2023
10.4	Amended Director Agreement between American Battery Technology Company and Sherif Marakby dated, September 22, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: September 28, 2023	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer